SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☒  Preliminary Information Statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐  Definitive Information Statement

VISION GLOBAL SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies: 65,493,885

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Dated Filed:

VISION GLOBAL SOLUTIONS, INC.
10600 N. De Anza Boulevard, Suite 250
Cupertino, California 95014

NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

June 8, 2008

To the Shareholders of Vision Global Solutions, Inc.:

The attached Information Statement is being delivered by Vision Global Solutions, Inc. (the “Company” or “VIGS”) in connection with the approval by our shareholders of an amendment to our articles of incorporation to change our corporate name to “Fortes Financial, Inc.”, as well as to modify the terms and preferences of certain series of common and preferred stock in anticipation of a merger (the “Merger”) with Fortes Financial, Inc., a privately-held Delaware corporation. In addition, the Company has approved a one-for-80 (1:80) reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock (the “Common Stock”), by which each stockholder of VIGS shall receive one share of Common Stock for every 80 shares of Common Stock of the Company that they presently own. This Information Statement is being mailed to the shareholders of record as of the date of this mailing. The Information Statement is first being mailed to shareholders on or about June 10, 2008. We anticipate that the amendment to our articles of incorporation, as well as the Reverse Stock Split, will become effective on or after June 30, 2008. These corporate actions are not dependent on the Merger. Each of these actions was approved by a majority of the outstanding shares of VIGS entitled to vote by a Majority Written Consent to Action Taken Without a Meeting dated May 12, 2008. The written consent represented approval by seven shareholders holding an aggregate of 36,040,000 shares of the Common Stock (approximately 55% of the outstanding shares entitled to vote). All but three of these shareholders were officers, directors or 10% shareholders of the Company. This information statement is being provided to summarize our corporation actions taken over the past month. The signing of the agreement of Merger has been previously reported to the Securities and Exchange Commission and the public via EDGAR on an 8-K current report filed on May 15, 2008.

Reverse Split of Common Stock

On May 12, 2008, the Company authorized the Reverse Stock Split of its issued and outstanding Common Stock on a 1-for-80 basis. The Reverse Stock Split shall become effective not sooner than June 30, 2008. The Board of Directors unanimously approved this action, as did holders of the majority of the issued and outstanding shares of Common Stock.

In order to effectuate the Reverse Stock Split, the Nevada Revised Statutes require that such action be approved by the Company’s Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a written consent, setting forth the action so taken, is signed by the holders of a majority of the outstanding shares entitled to vote.

The Reverse Stock Split has not yet taken effect. Upon effectiveness, and prior to the Merger, the Reverse Stock Split shall not affect any stockholder's proportionate equity interest in the Company, nor shall it change any of the rights of the existing holders of the Common Stock. As a result of the Reverse Stock Split, the Company shall reduce its issued and outstanding shares to 818,674. The Board felt it was advisable and in the best interest of the shareholders in anticipation of the Merger, and recommended that the Company take this action. It was the hope and intention of the Company to increase the shareholders’ value, and to increase the marketability and liquidity of the Common Stock. Fractional shares shall be rounded upward. We shall not issue new stock certificates, as this is unnecessary.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and proposed regulations, court decision and current administrative rulings and pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effect, and assumes that the common stock after the Reverse Stock Split will be held as a “capital asset” (generally, property held for investment) as defined in the Code. Holders of the current common stock are advised to consult their own tax advisers regarding the Federal income consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under, state, local and foreign tax laws. Upon effectiveness, the Reverse Stock Split may have certain tax consequences which you should consider, including the following:

1.	The Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.
2.	No gain or loss will be recognized by the Company in connection with the Reserve Stock Split.
3.	No gain or loss will be recognized by a shareholder who exchanges all of his shares of current Common Stock solely for share of post-Reverse Stock Split common stock.
4.	The aggregate basis of the shares of post-Reverse Stock Split Common Stock to be received in the Reverse Stock Split (including any whole share received in lieu of fractional shares) will be the same as the aggregate basis of the shares of current Common Stock surrendered in exchange therefor.
5.	The holding period of the shares of post-Reverse Stock Split Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of current Common Stock surrendered in exchange therefor.

Amendment to Our Articles and Name Change

On May 12, 2008, our Board of Directors approved a resolution, to be effective on or after June 30, 2008, authorizing us to file an amendment to our articles of incorporation with the Nevada Secretary of State which will, among other actions, change our name to “Fortes Financial, Inc.” On the same date, the holders of a majority of the outstanding shares our common stock approved the amendment to our articles of incorporation by their written consent in accordance with Sections 78.380, 78.385, 78.390 and 78.403 of Nevada’s Corporations, Partnerships and Associations Law, as revised.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. This Information Statement is furnished only to inform our shareholders of the actions described above in accordance with Rule 14C promulgated under the Securities Act of 1934, as amended. This Information Statement is being mailed to you on or about June 10, 2008. The Information Statement describes in greater detail the proposed changes to our articles of incorporation and the consequences of the Reverse Stock Split.

Thank you for your continued interest in and support of the Company.

By Order of the Board of Directors

John Kinney, Chief Executive Officer

VISION GLOBAL SOLUTIONS, INC.
10600 N. De Anza Boulevard, Suite 250
Cupertino, California 95014

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being delivered by Vision Global Solutions, Inc. (the “Company” or “VIGS”) in connection with the approval by a majority of the outstanding shares of VIGS of an amendment to our articles of incorporation to change our corporate name to “Fortes Financial, Inc.”, as well as to modify the terms and preferences of certain series of common and preferred stock in anticipation of a merger (the “Merger”) with Fortes Financial, Inc., a privately-held Delaware corporation. In addition, the Company has approved a one-for-80 (1:80) reverse stock split (the “Reverse Stock Split”) of the Company’s Common Stock (the “Common Stock”), by which each stockholder of VIGS shall receive one share of Common Stock for every 80 shares of Common Stock of the Company that they presently own. This Information Statement is being mailed to the shareholders of record as of the date of this mailing. The Information Statement is first being mailed to shareholders on or about June 10, 2008. We anticipate that the amendment to our articles of incorporation, as well as the Reverse Stock Split, will become effective on or after June 30, 2008. These corporate actions are not dependent on the Merger. Each of these actions was approved by a majority of the outstanding shares of VIGS entitled to vote by a Majority Written Consent to Action Taken Without a Meeting dated May 12, 2008. The written consent represented approval by seven shareholders holding an aggregate of 36,040,000 shares of the Common Stock (approximately 55% of the outstanding shares entitled to vote). All but three of these shareholders were officers, directors or 10% shareholders of the Company. This information statement is being provided to summarize our corporation actions taken over the past month. The signing of the agreement of Merger has been previously reported to the Securities and Exchange Commission and the public via EDGAR on an 8-K current report filed on May 15, 2008.

A copy of the amendment to our articles of incorporation is attached to this document as Exhibit “A”.

On May 12, 2008, the Company authorized the Reverse Stock Split of its issued and outstanding Common Stock on a 1-for-80 basis. The Board of Directors unanimously approved this action, as did holders of the majority of the issued and outstanding shares of Common Stock.

In order to effectuate the Reverse Stock Split, the Nevada Revised Statutes require that such action be approved by the Company’s Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a written consent, setting forth the action so taken, is signed by the holders of a majority of the outstanding shares entitled to vote.

Upon effectiveness, and prior to the Merger, the Reverse Stock Split shall not affect any stockholder's proportionate equity interest in the Company, nor shall it change any of the rights of the existing holders of the Common Stock. As a result of the Reverse Stock Split, the Company shall have reduced its issued and outstanding shares to 818,674, and each certificate representing issued and outstanding Common Stock will represent 1/80th the amount of shares. The Board felt it was advisable and in the best interest of the shareholders in anticipation of the Merger and recommended that the Company take this action. It was the hope and intention of the Company to increase the shareholders’ value, and to increase the marketability and liquidity of the Common Stock. Fractional shares shall be rounded upward. We shall not issue new stock certificates, as this is unnecessary.

On May 12, 2008, our Board of Directors approved a resolution, to be effective on or after June 30, 2008, authorizing us to file an amendment to our articles of incorporation with the Nevada Secretary of State which will, among other actions, change our name to “Fortes Financial, Inc.” On the same date, the holders of a majority of the outstanding shares our common stock approved the amendment to our articles of incorporation by their written consent in accordance with Sections 78.380, 78.385, 78.390 and 78.403 of Nevada’s Corporations, Partnerships and Associations Law, as revised.

As of the date of this Information Statement, we had 65,493,885 shares of Common Stock issued and outstanding, with each share of common stock entitled to one vote.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment to our articles of incorporation and the Reverse Stock Split may not be effected until at least 20 calendar days after this Information Statement is sent or given to our shareholders. We anticipate that the Reverse Stock Split and the amendment to our articles of incorporation articles of incorporation will become effective on or after June 30, 2008 upon filing with the Nevada Secretary of State.

There will not be a meeting of shareholders and none is required under the Nevada Revised Statutes. These corporate actions have already been approved by a majority of the outstanding shares of our voting common stock.

NAME CHANGE TO FORTES FINANCIAL, INC.

Our Board of Directors has approved the change of our corporate name from “Vision Global Solutions, Inc.” to “Fortes Financial, Inc.” by means of an amendment to our articles of incorporation. The corporate name change and the other revisions to our articles will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our shareholders.

Our Board of Directors believes that changing our corporate name and the other modifications to our articles are in the best interest of the corporation and our shareholders.

The voting and other rights that accompany our securities will not be affected by the change in our corporate name or by the other modifications to our articles which are discussed herein. Our ticker symbol, which is currently “VIGS”, and our CUSIP number will both change as a result of our name change and the Reverse Stock Split. Shareholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing shareholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

REVERSE STOCK SPLIT OF OUR COMMON SHARES

Upon its effectiveness, the Reverse Stock Split may have certain tax consequences which you should consider, including the following:

1.	The Reverse Stock Split will qualify as a recapitalization described in Section 368(a)(1)(E) of the Code.
2.	No gain or loss will be recognized by the Company in connection with the Reserve Stock Split.
3.	No gain or loss will be recognized by a shareholder who exchanges all of his shares of current Common Stock solely for share of post-Reverse Stock Split Common Stock.
4.	The aggregate basis of the shares of post-Reverse Stock Split common stock to be received in the Reverse Stock Split (including any whole share received in lieu of fractional shares) will be the same as the aggregate basis of the shares of current Common Stock surrendered in exchange therefore.
5.	The holding period of the shares of post-Reverse Stock Split common stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of current Common Stock surrendered in exchange therefore.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the Reverse Stock Split and the amendment of the articles of incorporation under the Nevada Revised Statutes. We have obtained this approval through the written consent of shareholders owning a majority of the outstanding voting shares of our Common Stock. Therefore, a meeting to approve the Reverse Stock Split, the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment to the Company’s articles is attached to this Information Statement as Exhibit “A”.

EFFECTS OF THE AMENDED ARTICLES UPON
THE COMPANY’S EXISTING STOCKHOLDERS

This section describes the effects of the proposed amendment to VIGS’ articles (the “Amended Articles”) upon the Company’s existing stockholders, and describes the Company’s securities as of the closing of the proposed Merger. The following summary description of the capital stock of VIGS does not purport to be complete and is qualified in its entirety by reference to VIGS’ Amended Articles, a copy of which is attached as Exhibit “A” to this Information Statement. Further, except as noted below, the following summary describes the capital stock of VIGS assuming that the merger with Fortes has already been effected.

The authorized capital stock of VIGS will consist of 200,000,000 shares of Common Stock, $0.0001 par value per share, approximately 20,115,044 shares of which will be issued and outstanding immediately following the Merger, and 50,000,000 shares of Preferred Stock, par value $0.0001 per share, none of which will be issued and outstanding immediately following the Merger. Five million (5,000,000) shares have been designated “Series A Convertible Preferred Stock,” twenty million (20,000,000) shares have been designated as “Series B Convertible Preferred Stock,” and Five Thousand (5,000) shares have been designated as “Series C Convertible Preferred Stock.” Except as described herein, the terms and preferences of the Company’s Common Stock which is issued and outstanding prior to the effective time of the Merger shall not be modified by virtue of the filing of the Amended Articles. Outstanding VIGS shares are not being changed or modified in the Merger.

Common Stock. Holders of VIGS’ Common Stock are entitled to one vote per share on all matters on which holders of VIGS Common Stock are entitled to vote. The approval of proposals submitted to shareholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Subject to the rights of VIGS’ holders of Preferred Stock as described below, Common Stock shareholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of Common Stock have no preemptive, conversion, subscription or cumulative voting rights. Because the Company’s preferred shareholders have voting rights, the holders of a majority of the shares of VIGS Common and Preferred Stock represented at a meeting for the election of directors can elect the directors. All shares of VIGS Common Stock that will be outstanding upon completion of the Merger will be legally issued, fully paid and nonassessable.

Preferred Stock. Pursuant to VIGS’ certificate of incorporation, the Preferred Stock may be divided into such number of series as the Board of Directors may determine from time to time. The Board of Directors is authorized, from time to time, to determine or alter the rights, preferences, privileges and restrictions granted to, or imposed upon, any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. Additionally, the board of directors, within the limits and restrictions stated in any resolution of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series prior to or subsequent to the issuance of that series. Preferred Stock is not required to be registered.

The shares of Series A, Series B, and Series C Convertible Preferred Stock, none of which is issued, have the following rights, privileges, restrictions and preferences:

Dividends.

Series A and B Convertible Preferred Stock. Subject to the rights of the Series C Convertible Preferred Stock, as described below, in any calendar year, the holders of outstanding shares of Series A and B Convertible Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the “Dividend Rate” payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Company in such calendar year. The “Dividend Rate” shall mean an annual rate of 5% of the “Original Issue Price” per share for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as applicable, and an annual rate of 10% of the Original Issue Price per share for the Series C Convertible Preferred Stock (as appropriately adjusted for any recapitalizations). The “Original Issue Price” shall mean Seventy Five Cents ($0.75) per share for the Series A Convertible Preferred Stock, One Dollar and Fifty Cents ($1.50) per share for the Series B Convertible Preferred Stock, and One Thousand Dollars ($1,000.00) per share for the Series C Preferred Stock (as appropriately adjusted for any recapitalizations).

Limitations on Holders of Common Stock. No distributions shall be made with respect to the Common Stock until all declared dividends on the Series A, Series B, and Series C Convertible Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. The rights to receive dividends on shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are equal with each other and junior to Series C Convertible Preferred Stock, and shall not be cumulative. No right to such dividends shall accrue to holders of Series A and B Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.

Series C Convertible Preferred Stock. Upon issuance, the holders of the shares of Series C Convertible Preferred Stock shall be entitled to receive preferred dividends at a rate of 10% per annum. These dividends shall accrue from day to day, whether or not earned or declared and shall be cumulative. The accumulation of dividends on the Series C Convertible Preferred Stock shall not bear interest. All accumulated dividends of the shares of Series C Convertible Preferred Stock shall be payable in cash upon redemption and/or conversion, as applicable, of those specific shares of Series C Convertible Preferred Stock. These dividends are prior and in preference to any declaration or payment of any distribution on the Series A or Series B Convertible Preferred Stock and the Common Stock of the Corporation.

Liquidation Rights.

Series C Convertible Preferred. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A and Series B Convertible Preferred Stock and the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series C Convertible Preferred Stock held by them equal to the sum of (i) the applicable “Liquidation Preference” specified for such share of Series C Convertible Preferred Stock, and (ii) all accrued but unpaid cumulative dividends on such share of Series C Convertible Preferred Stock. “Liquidation Preference” shall equal the Original Issue Price per share for the Series A, Series B or Series C Convertible Preferred Stock (as appropriately adjusted for any recapitalizations).

Series A and B Convertible Preferred. Upon completion of the distribution upon liquidation to the Series C Preferred holders above, the holders of Series A and B Convertible Preferred Stock shall be entitled to receive, on equal terms, prior and in preference to any distribution of any of the remaining assets of the Company to the holders of the Common Stock by reason of their ownership of such stock, an amount per share of each share of Series A and B Convertible Preferred Stock held by them equal to the sum of (i) the applicable Liquidation Preference specified for such share of Series A and B Convertible Preferred Stock, and (ii) all declared by unpaid dividends (if any) on such share of Series A and B Convertible Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts, then the entire assets of the Company legally available for distribution shall be distributed first pro rata among the holders of Series C Convertible Preferred Stock, and then with equal priority and pro rata among the holders of the Series A and B Convertible Preferred Stock, in proportion to the full amounts they would otherwise be entitled to receive.

Remaining Assets. After the payment to the holders of Series A, Series B and Series C Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.

Conversion.

The holders of the Series A, Series B and Series C Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

Series A and Series B Right to Convert. Each share of Series A and Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Conversion”), at any time after the date of issuance of such share at the office of the Company or any transfer agent for the Series A and Series B Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price per share for the respective Series A and B Convertible Preferred Stock by the applicable Conversion Price for such shares (defined below). In order to effectuate the Optional Conversion, the holder must provide the Company a written notice of conversion (“Notice of Conversion”). The initial “Conversion Price” per share of Series A and B Convertible Preferred Stock shall be the respective Original Issue Price and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series A and B Convertible Preferred Stock (as applicable) may be converted is the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for the Series A and B Convertible Preferred Stock, the Conversion Rate shall be appropriately increased or decreased.

Series C Right to Convert. At any time after October 31, 2008, each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Series C Conversion”), at the office of the Company or any transfer agent for the Series C Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series C Convertible Preferred Stock by the applicable Conversion Price with respect to such shares (defined below). In order to effectuate the Optional Series C Conversion, the holder must provide the Company a Notice of Conversion. The initial “Conversion Price” per share of Series C Convertible Preferred Stock shall be Seventy Five Cents ($0.75) and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series C Convertible Preferred Stock may be converted is the “Conversion Rate” for such shares of Series C Convertible Preferred Stock. Upon any decrease or increase in the Conversion Price of the Series C Convertible Preferred Stock, the Conversion Rate shall be appropriately increased or decreased.

Series A and Series B Automatic Conversion. Each share of Series A and B Convertible Preferred Stock (but not less than all) shall be automatically converted into fully paid and nonassessable shares of Common Stock (an “Automatic Conversion”) if the holders of a majority of the then outstanding shares of Series A and B Convertible Preferred Stock elect to consummate an Automatic Conversion of all the outstanding shares of Series A and B Convertible Preferred Stock.

Voting.

The holders of Series A, Series B and Series C Convertible Preferred Stock, and the holders of Common Stock, shall vote together and not as separate classes. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. In contrast, each holder of Series A, Series B and Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.

Adjustment in Authorized Common Stock.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding Common Stock and Series A, Series B and Series C Convertible Preferred Stock of the Company voting together as a single class.

Protective Provisions.

So long as any shares of Series A, Series B and Series C Convertible Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A, Series B and Series C Convertible Preferred Stock, voting together as a single class:

•	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A, Series B and/or Series C Convertible Preferred Stock;
•	Effect an exchange, reclassification, or cancellation of all or a part of the Series A, Series B, or Series C Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;
•	Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A, Series B and/or Series C Convertible Preferred Stock;
•	Alter or change the rights, preferences or privileges of the shares of Series A, Series B and Series C Convertible Preferred Stock so as to affect adversely the shares of such series;
•	Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (but not on parity with) the Series A, Series B and Series C Convertible Preferred Stock with respect to voting, dividends or upon liquidations; or
•	Amend or waive any provision of the Company’s Articles or Bylaws relative to the Series A, Series B and Series C Convertible Preferred Stock so as to affect adversely the shares of Series A, Series B and Series C Convertible Preferred Stock.

Redemption.

The Company shall have no obligation to redeem the Common Stock or Series A and B Convertible Preferred Stock. The Company shall be required to redeem all shares of Series C Convertible Preferred Stock issued and outstanding on April 30, 2009 (the “Series C Redemption Date”). The Company shall effect such redemption on the Series C Redemption Date by paying in cash in exchange for each share of Series C Convertible Preferred Stock to be redeemed a sum equal to the Original Issue Price per share of the Series C Convertible Preferred Stock (as adjusted for any recapitalizations) plus all accumulated but unpaid dividends on such shares (the “Series C Redemption Price”).

The Company shall also redeem the Series C Convertible Preferred Stock on the dates and in the amounts equal to the net proceeds of any external equity financings conducted by the Company through the issuance of Preferred Stock (other than Series C Convertible Preferred Stock) or Common Stock (the “Equity Capital Financing”) at any time after the Original Issue Date of the Series C Convertible Preferred Stock (each a “Series C Redemption Date”). The shares of Series C Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences. Subject to the right of series of Preferred Stock which from time to time come into existence, at any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series C Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Company has become obliged to redeem on any Redemption Date but which it has not redeemed.

Absence of Dissenters’ Rights

No dissenters' or appraisal rights are available to our shareholders under the Nevada Revised Statutes in connection with the amendment of the Company’s articles or the Reverse Stock Split.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to beneficial ownership of our stock as of June 10, 2008 by:

•	persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;
•	each of our executive officers and directors; and
•	all of our officers and directors as a group.

Percentages are computed using a denominator of 65,493,885 shares of common stock outstanding, which is the total number of shares outstanding as of June 10, 2008, and do not reflect the 1:80 Reverse Stock Split, which has not yet become effective.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class
Elizabeth Rose	4,040,000	6.17%
John Kinney(2)	2,000,000	3.05%
Michael L. Peterson	8,000,000	12.21%
Bradley N. Rotter	8,000,000	12.21%
Navitas LLC	8,000,000	12.21%
First Trust Corp-Philip Kranenburg TTEE	4,000,000	6.11%
Michael Todd Buchanan	4,000,000	6.11%
Gita Iyer	4,000,000	6.11%
James Wolfenbarger	4,000,000	6.11%
Eugene Ryeson	4,000,000	6.11%
	50,040,000	76.4%
All officers and directors as a group (1 person)	2,000,000	3.05%

(1)	Address is 10600 N. De Anza Boulevard, Suite 250, Cupertino, California 95014.
(2)	John Kinney is the sole officer and director of the Company.

By Order of the Board of Directors:
Vision Global Solutions, Inc.

By:	/s/ John Kinney John Kinney, Chief Executive Officer

Cupertino, California

EXHIBIT A

ARTICLES OF AMENDMENT
TO THE ARTICLES OF
INCORPORATION OF VISION
GLOBAL SOLUTIONS, INC.

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
VISION GLOBAL SOLUTIONS, INC.

Vision Global Solutions, Inc., a Nevada corporation (the “Corporation”), hereby certifies that:

1.	The name of the corporation is Vision Global Solutions, Inc. The date of filing of its original Articles of Domestication with the Secretary of State was January 7, 2005; the date of the filing of its original Certification of Incorporation in Canada was December 20, 2000.
2.	The Amended and Restated Articles of Incorporation of the corporation attached hereto as Exhibit “1”, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Articles of Domestication and Certificate of Incorporation of this Corporation as previously amended or supplemented, has been duly adopted by the Corporation’s Board of Directors and a majority of the stockholders in accordance with Sections 78.380, 78.385, 78.390 and 78.403 of Nevada’s Corporations, Partnerships and Associations Law, as revised, with the approval of the Corporation’s stockholders having been given by written consent without a meeting in accordance with Section 78.320 of Nevada’s Corporations, Partnerships and Associations Law, as revised.

IN WITNESS WHEREOF, said corporation has caused this Amended and Restated Articles of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

VISION GLOBAL SOLUTIONS, INC.

By:	John Kinney, President

Dated:

EXHIBIT “1”

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
VISION GLOBAL SOLUTIONS, INC.

ARTICLE I

The name of this corporation is Fortes Financial, Inc. (this “Corporation”).

ARTICLE II

The address of the registered office of the corporation in the State of Nevada is 202 South Minnesota Street, Carson City, Nevada 89703. The name of its registered agent at that address is National Corporate Research Ltd.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under Nevada’s Corporations, Partnerships and Associations Law, as revised.

ARTICLE IV

This Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is two hundred million (200,000,000) shares, $0.0001 par value per share. The total number of shares of Preferred Stock authorized to be issued is fifty million (50,000,000) shares, $0.0001 par value per share, of which five million (5,000,000) shares have been designated “Series A Convertible Preferred Stock,” twenty million (20,000,000) have been designated as “Series B Convertible Preferred Stock,” and Five Thousand (5,000) shares have been designated as “Series C Convertible Preferred Stock.”

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to Article IV, Section 6 of this Third Amended and Restated Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

ARTICLE V

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and the Series A, Series B and Series C Convertible Preferred Stock are as follows.

1.	Definitions. For purposes of this ARTICLE V, the following definitions shall apply:
1.1	“Closing Sales Price” means, for any security as of any date, the last sales price of such security on the principal trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation if Bloomberg Financial Markets is not then reporting closing sales prices of such security) (collectively, “Bloomberg”), or if the foregoing does not apply, the last reported sales price of such security on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no such price is reported for such security by Bloomberg, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading day for such security, on the next preceding date that was a trading day. If the Closing Sales Price cannot be calculated for such security on any of the foregoing bases, the Closing Sales Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation, with the costs of such appraisal to be borne by the Corporation.

1.2	“Convertible Securities” shall mean any evidences of indebtedness, Series A, Series B or Series C Convertible Preferred Stock, or other securities convertible into or exchangeable for Common Stock.
1.3	“Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise (other than dividends on Common Stock payable in Common Stock), or the purchase or redemption of shares of the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchase of capital stock of the Corporation in connection with the settlement of disputes with any stockholder, (iv) any other repurchase or redemption of capital stock of the Corporation required to be approved by the holders of (a) a majority of the Common Stock and (b) a majority of the Series A, Series B, and Series C Convertible Preferred Stock of the Corporation voting as separate classes.
1.4	“Dividend Rate” shall mean an annual rate of 5% of the Original Issue Price per share for the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, as applicable, and an annual rate of 10% of the Original Issue Price per share for the Series C Convertible Preferred Stock (as appropriately adjusted for any Recapitalizations).
1.5	“Liquidation Preference” shall equal the Original Issue Price per share for the Series A, Series B or Series C Convertible Preferred Stock, as applicable (as appropriately adjusted for any Recapitalizations).
1.6	“Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
1.7	“Original Issue Date” shall mean the date upon which the first shares of Series A, Series B or Series C Convertible Preferred Stock are issued, as applicable.
1.8	“Original Issue Price” shall mean Seventy Five Cents ($0.75) per share for the Series A Convertible Preferred Stock, One Dollar and Fifty Cents ($1.50) per share for the Series B Convertible Preferred Stock, and One Thousand Dollars ($1,000.00) per share for the Series C Preferred Stock (as appropriately adjusted for any Recapitalizations).
1.9	“Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.
2.	Dividends.
2.1	Series A and B Convertible Preferred Stock. Subject to the rights of the Series C Convertible Preferred Stock, in any calendar year, the holders of outstanding shares of Series A and B Convertible Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock until all declared dividends on the Series A, Series B, and Series C Convertible Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. The rights to receive dividends on shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock are pari passu with each other and junior to Series C Convertible Preferred Stock, shall not be cumulative, and no right to such dividends shall accrue to holders of Series A and B Convertible Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any calendar year.
2.2	Series C Convertible Preferred Stock. The holders of the shares of Series C Convertible Preferred Stock shall be entitled to receive out of any assets at the time legally available therefor prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), in cash at a rate of 10% per annum. Such dividends shall accrue from day to day, whether or not earned or declared. Such dividends shall be cumulative. The accumulation of dividends on the Series C Convertible Preferred Stock shall not bear interest. All accumulated dividends of the shares Series C Convertible Preferred Stock shall be payable in cash upon redemption and/or conversion, as applicable, of those specific shares of Series C Convertible Preferred Stock. Such dividends are prior and in preference to any declaration or payment of any Distribution on the Series A or Series B Convertible Preferred Stock and the Common Stock of the Corporation. Such dividends shall accrue on each share of Series C Convertible Preferred Stock from day to day from the date of initial issuance thereof whether or not there are funds legally available for payment of dividends, or such dividends are earned or declared, so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series C Convertible Preferred Stock at the time outstanding, and deficiency shall be fully paid on, or declared and set apart for, such shares before any distribution shall be paid on, or declared and set apart for, the Series A Series B Convertible Preferred Stock and the Common Stock.

2.3	Common Stock. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
2.4	Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.
3.	Liquidation Rights.
3.1	Liquidation Preference.
(a)	Series C Convertible Preferred. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series C Convertible Preferred Stock shall be entitled to receive prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Series A and Series B Convertible Preferred Stock and the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series C Convertible Preferred Stock held by them equal to the sum of (i) the applicable Liquidation Preference specified for such share of Series C Convertible Preferred Stock, and (ii) all accrued but unpaid cumulative dividends on such share of Series C Convertible Preferred Stock.
(b)	Series A and B Convertible Preferred. Upon completion of the Distribution required by subsection 3.1(a) above, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A and B Convertible Preferred Stock shall be entitled to receive, pari passu, prior and in preference to any Distribution of any of the remaining assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A and B Convertible Preferred Stock held by them equal to the sum of (i) the applicable Liquidation Preference specified for such share of Series A and B Convertible Preferred Stock, and (ii) all declared but unpaid dividends (if any) on such share of Series A and B Convertible Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3.1, then the entire assets of the Corporation legally available for distribution shall be distributed first pro rata among the holders of Series C Convertible Preferred Stock, and then with equal priority and pro rata among the holders of the Series A and B Convertible Preferred Stock, in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3.1.

3.2	Remaining Assets. After the payment to the holders of Series A, Series B and Series C Convertible Preferred Stock of the full preferential amounts specified above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Common Stock in proportion to the number of shares of Common Stock held by them.
3.3	Reorganization. For purposes of this Section 3, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other entities (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.
3.4	Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors. In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.
4.	Conversion. The holders of the Series A, Series B and Series C Convertible Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1	Series A and Series B Right to Convert. Each share of Series A and B Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Conversion”), at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A and B Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price per share for the respective Series A and B Convertible Preferred Stock by the applicable Conversion Price for such shares (defined below). In order to effectuate the Optional Conversion under this Section 4.1, the holder must provide the Corporation a written notice of conversion (“Notice of Conversion”). The initial “Conversion Price” per share of Series A and B Convertible Preferred Stock shall be the respective Original Issue Price and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series A and B Convertible Preferred Stock (as applicable) may be converted is hereinafter referred to as the “Conversion Rate” for each such series. Upon any decrease or increase in the Conversion Price for the Series A and B Convertible Preferred Stock, as described in this Section 4, the Conversion Rate shall be appropriately increased or decreased.
4.2	Series C Right to Convert. At any time after October 31, 2008 each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof (“Optional Series C Conversion”), at the office of the Corporation or any transfer agent for the Series C Convertible Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the Series C Convertible Preferred Stock by the applicable Conversion Price with respect to such shares (defined below). In order to effectuate the Optional Series C Conversion under this Section 4.2, the holder must provide the Corporation a Notice of Conversion. The initial “Conversion Price” per share of Series C Convertible Preferred Stock shall be Seventy Five Cents ($0.75) and shall be subject to adjustment as provided herein. The number of shares of Common Stock into which each share of Series C Convertible Preferred Stock may be converted is hereinafter referred to as the “Conversion Rate” for such shares of Series C Convertible Preferred Stock. Upon any decrease or increase in the Conversion Price for the Series C Convertible Preferred Stock, as described in this Section 4.2, the Conversion Rate shall be appropriately increased or decreased.
4.3	Series A and Series B Automatic Conversion. Each share of Series A and B Convertible Preferred Stock (but not less than all) shall be automatically converted into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the formula set forth in Section 4.1 of this Article V (an “Automatic Conversion”), unless otherwise prohibited by any law, rule or regulation applicable to the Corporation, if the holders of a majority of the then outstanding shares of Series A and B Convertible Preferred Stock elect to consummate an Automatic Conversion of all the outstanding shares of Series A and B Convertible Preferred Stock.

Thereafter, the Corporation and the holders shall follow the applicable conversion procedures set forth in this Section 4 (including the requirement that the holder deliver the Series A and B Convertible Preferred Stock Certificates representing the Series A and B Convertible Preferred Stock being converted to the Corporation); provided, however, the holders of Series A and B Convertible Preferred Stock subject to Automatic Conversion shall not be required to deliver a Notice of Conversion to the Corporation. Nothing set forth in this Section 4.3 shall prevent any holder of Series A and B Convertible Preferred Stock from exercising its right to convert pursuant to Section 4.1. In the event of the occurrence of an Automatic Conversion as set forth herein, all securities convertible into or exchangeable for Series A and B Convertible Preferred Stock shall automatically become convertible into or exchangeable for Common Stock of the Corporation following the applicable conversion procedures set forth in Section 4.

4.4	Mechanics of Conversion. In order to effect an Optional Conversion or Optional Series C Conversion, a holder shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A, Series B and/or Series C Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall promptly send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such Preferred Stock Certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.
4.5	Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent) shall, no later than the tenth business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Section 4.4 above) (the “Delivery Period”), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Series A, Series B, and/or Series C Convertible Preferred Stock not being converted, if any. Notwithstanding the foregoing, if the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DTC Transfer”). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.
4.6	Fractional Shares. If any conversion of Series A, Series B or Series C Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A, Series B and/or Series C Convertible Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the twenty consecutive trading day average Closing Sales Price of the Common Stock prior to the date of conversion, and the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

4.7	Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, without a corresponding subdivision of the Preferred Stock , the applicable Conversion Price in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, without a corresponding combination of the Preferred Stock, the Conversion Price in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.
4.8	Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the applicable Dividend Rate, Original Issue Price and Liquidation Preference of the applicable Series A, Series B and Series C Convertible Preferred Stock in effect immediately prior to such subdivision, and, with respect to the Series C Convertible Preferred Stock, the Conversion Price, shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the applicable Dividend Rate, Original Issue Price and Liquidation Preference of the Series A, Series B and Series C Convertible Preferred Stock in effect immediately prior to such combination, and, with respect to the Series C Convertible Preferred Stock, the Conversion Price, shall, concurrently with the effectiveness of such combination, be proportionately increased.
4.9	Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Series A, Series B and/or Series C Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Series A, Series B and Series C Convertible Preferred Stock shall have the right thereafter to convert such shares of Series A, Series B and Series C Convertible Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such Series A, Series B and Series C Convertible Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.
4.10	No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A, Series B and Series C Convertible Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4.10 shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its stockholders and the Board of Directors.
4.11	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A, Series B and Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A, Series B and Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A, Series B and Series C Convertible Preferred Stock.

4.12	Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of the applicable Series A, Series B and Series C Convertible Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Series A, Series B and Series C Convertible Preferred Stock, as applicable.
4.13	Notices of Record Date. In the event that this Corporation shall propose at any time:
(a)	to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;
(b)	to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or
(c)	to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3.3;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least ten business days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (b) and (c) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the vote or written consent of the holders of a majority of the Preferred Stock, voting together as a single class.

(d)	Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
5.	Voting.
5.1	Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Series A, Series B and Series C Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.
5.2	No Series Voting. Other than as provided herein or required by law, there shall be no series voting.
5.3	Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

5.4	Series A, Series B and Series C Convertible Preferred Stock. Each holder of Series A, Series B and Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.
5.5	Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the outstanding Common Stock and Series A, Series B and Series C Convertible Preferred Stock of the Corporation voting together as a single class.
6.	Protective Provisions.
6.1	Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A, Series B and Series C Convertible Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A, Series B and Series C Convertible Preferred Stock, voting together as a single class:
(a)	Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A, Series B and/or Series C Convertible Preferred Stock;
(b)	Effect an exchange, reclassification, or cancellation of all or a part of the Series A, Series B, or Series C Convertible Preferred Stock, including a reverse stock split, but excluding a stock forward split;
(c)	Effect an exchange, or create a right of exchange, of all or part of the shares of another class of shares into shares of Series A, Series B and/or Series C Convertible Preferred Stock;
(d)	Alter or change the rights, preferences or privileges of the shares of Series A, Series B and Series C Convertible Preferred Stock so as to affect adversely the shares of such series;
(e)	Authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over (but not on parity with) the Series A, Series B and Series C Convertible Preferred Stock with respect to voting, dividends or upon liquidation; or
(f)	Amend or waive any provision of the Corporation’s Third Amended and Restated Certificate of Incorporation or Bylaws relative to the Series A, Series B and Series C Convertible Preferred Stock so as to affect adversely the shares of Series A, Series B and Series C Convertible Preferred Stock.

For clarification, issuances of additional authorized shares of Series A, Series B and/or Series C Convertible Preferred Stock, under the terms herein, shall not require the authorization or approval of the existing stockholders of Preferred Stock.

7.	Redemption. The Corporation shall have no obligation to redeem the Common Stock or Series A and B Convertible Preferred Stock. The Corporation shall have the following obligations to redeem the Series C Convertible Preferred Stock:
(a)	Mandatory Redemption of Series C Convertible Preferred Stock. The Corporation shall redeem, from any source of funds legally available therefore, all shares of Series C Convertible Preferred Stock issued and outstanding on April 30, 2009 (the “Series C Redemption Date”). The Corporation shall effect such redemption on the Series C Redemption Date by paying in cash in exchange for each share of Series C Convertible Preferred Stock to be redeemed a sum equal to the Original Issue

Price per share of the Series C Convertible Preferred Stock (as adjusted for any Recapitalizations) plus all accumulated but unpaid dividends on such shares (the “Series C Redemption Price”). All shares of Series C Convertible Preferred Stock outstanding immediately prior to the Series C Redemption Date are required to be redeemed by the Corporation under this subsection 7(a).

(b)	Accelerated Mandatory Redemption of Series C Convertible Preferred Stock. The Corporation shall redeem, from any source of funds legally available therefore, the Series C Convertible Preferred Stock on the dates and in the amounts equal to the net proceeds of any external equity financings conducted by the Corporation through the issuance of Preferred Stock (other than Series C Convertible Preferred Stock) or Common Stock (the “Equity Capital Financing”) at any time after the Original Issue Date of the Series C Convertible Preferred Stock (each a “Series C Redemption Date”). For clarification, Equity Capital Financing shall not include any capital with respect to any debt, any convertible debt, or any compensation related equity issuance. Further, the Corporation may, at its sole discretion and from any source of funds legally available therefore, redeem all or any shares of Series C Convertible Preferred Stock at any time prior to an Optional Series C Conversion of such shares. The Corporation shall effect such redemptions on the applicable Series C Redemption Dates by paying in cash in exchange for each shares of Series C Convertible Preferred Stock to be redeemed equal to the Series C Redemption Price. The number of shares Series C Convertible Preferred Stock that the Corporation shall be required under this subsection 7(b) to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (i) the aggregate net dollar amount of Equity Capital Financing received by the Corporation (after deduction of applicable placement agent fees and expenses), by (ii) the Original Issue Price per share of the Series C Convertible Preferred Stock (as adjusted for any Recapitalizations), until all the Series C Convertible Preferred Stock are redeemed. Any redemption effected pursuant to this subsection 7(b) shall be made on a pro rata basis among the holders of the Series C Convertible Preferred Stock in proportion to the number shares of Series C Convertible Preferred Stock then held by such holders.
(c)	As used herein and in subsection 7(d) and (e) below, the term “Redemption Date” shall refer to each “Series C Redemption Date” and the term “Redemption Price” shall refer to the “Series C Redemption Price” as calculated with respect to each Series C Redemption Date pursuant to subsections 7(a) and 7(b) above. Subject to the rights of series of Preferred Stick which may from time to time come into existence, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series C Convertible Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number shares to be redeemed form such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to redeemed (the “Redemption Notice”). Except as provided in subsection 7(c) on or after the Redemption Date, each holder of Series C Convertible Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such share shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.
(d)	From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares Series C Convertible Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Convertible Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may form time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series C Convertible Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series C Convertible Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably amount the holders of such shares to be redeemed based upon their holdings of Series C Convertible Preferred Stock. The shares of Series C Convertible Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the right of series of Preferred Stock which from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series C Convertible Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

8.	Notices. Any notice required by the provisions of this Article V to be given to the holders of Series A, Series B and Series C Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.
9.	Preemptive Rights. No stockholder of the Corporation shall have the right to repurchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such right may from time to time be set forth in a written agreement between the Corporation and such stockholder.

ARTICLE VI

Subject to the limitations contained in this Amended Certificate, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

Election of the members of the Board of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

A director of the Corporation shall, to the fullest extent permitted by Nevada’s Corporations, Partnerships and Associations Law, as revised, as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability is not permitted under Nevada’s Corporations, Partnerships and Associations Law, as revised, as the same exists or may hereafter be amended.

Any amendment, repeal or modification of the foregoing provisions of this Article VIII, or the adoption of any provision in an amended or restated Certificate of Incorporation inconsistent with this Article VIII, by the stockholders of the Corporation shall not apply to, or adversely affect, any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE IX

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of, and advancement of expenses to, such agents of the Corporation (and any other persons to which Nevada law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Nevada’s Corporations, Partnerships and Associations Law, as revised, subject only to limits created by applicable Nevada law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

Any amendment, repeal or modification of any of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such amendment, repeal or modification.

ARTICLE X

Except as otherwise provided in these Amended and Restated Articles of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and such action may be taken with the written consent of stockholders having not less than the minimum percentage of the vote required by Nevada’s Corporations, Partnerships and Associations Law, as revised, for the proposed corporate action, provided that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous consent.

ARTICLE XI

In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal the provisions of these Amended and Restated Articles of Incorporation, except to the extent a greater vote is required by these Amended and Restated Articles of Incorporation or any provision of law. Notwithstanding any other provisions of these Amended and Restated Articles of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of not less than seventy-five percent of the outstanding shares of capital stock of the Corporation then entitled to vote upon the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Article VI, Article X, or this Article XI of these Amended and Restated Articles of Incorporation.